UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/AMENDMENT NO. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Australian Formulated Corporation

(Exact name of registrant as specified in its charter)

Date: July 12, 2017

Nevada	5900	37-1835143
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

11th Floor, Tung Tex Buillding, 203 Wai Yip Street, Kwun Tong Kowloon, Hong Kong

  Issuer's telephone number: : +852 2389 1232

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	8,530,000	$0.60	$5,118,000	$593.18

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Australian Formulated Corporation

8,530,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Australian Formulated Corporation Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Australian Formulated Corporation” are offering 2,000,000 shares of our common stock and our selling shareholders are offering 6,530,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Thomas Lashan. Mr. Lashan is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. Mr. Lashan will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.60 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.60 for the duration of the Offering. Assuming all of the 2,000,000 shares being offered by the Company are sold, the Company will receive $1,200,000 in net proceeds. Assuming 1,500,000 shares (75%) being offered by the Company are sold, the Company will receive $900,000 in net proceeds. Assuming 1,000,000 shares (50%) being offered by the Company are sold, the Company will receive $600,000 in net proceeds. Assuming 500,000 shares (25%) being offered by the Company are sold, the Company will receive $300,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our Chief Executive Officer Thomas Lashan owns approximately 83.57% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Lashan will have the ability to control approximately 72.98% of the voting power of our outstanding capital stock.

*Thomas Lashan will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Lashan’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Lashan’s shares, they will be sold at a fixed price of $0.60 for the duration of the offering.

The Company estimates the costs of this offering at $21,600. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Australian Formulated’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Australian Formulated Corporation, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending January 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Australian Formulated Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on August 4, 2016.

On January 16, 2017, the Company acquired 100% equity interest of AFC ANS Baby Holdings Limited, a company incorporated on January 6, 2017 under the laws of Seychelles. Consideration regarding this acquisition was in the form of cash in the amount of $1.00. AFC ANS Baby Holdings Limited is an investment holding company with 100% equity interest in Australian Formulated Limited, a company primarily concerned with retailing baby formula and incorporated in Hong Kong. Subsequent to the acquisition, both AFC ANS Baby Holdings Limited and Australian Formulated Limited became wholly owned subsidiaries of the Company.

Australian Formulated Corporation is a Company engaged in the retail of baby formula to consumers and wholesalers.

The Company’s executive offices are located at the 11th Floor, Tung Tex Building, 203 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong.

Our activities have been limited to day to day operations pertaining to the sale of our line of baby products, and the development of our future business operations.

We believe we need to raise $1,200,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 2,000,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our line of baby formula. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $21,600.00, are being paid for by the Company. The maximum proceeds to us from this offering ($1,200,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($900,000) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds (600,000) will sustain us for up to 6 months, and 25% of the proceeds ($300,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

We believe that if we are not able to raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 61,030,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 8,530,000 shares. These shares represent 2,000,000 additional shares of common stock to be issued by us and 6,530,000 shares of common stock by our selling stockholders. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.60 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.60 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Lashan will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Lashan will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Lashan’s shares, they will be sold at a fixed price of $0.60 for the duration of the offering.

*Mr. Lashan will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Lashan’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Lashan intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Lashan will decide whether shares are being sold by the Company or by Mr. Lashan himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

2,000,000 shares of common stock, at a fixed price of $0.60 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	6,530,000 shares of common stock, at a fixed price of $0.60 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.60 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	61,030,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	63,030,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.60.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.60 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, marketing, development of new product lines, and increased staff.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,530,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Thomas Lashan will sell the 2,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $21,600.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Lashan will have the ability to control approximately 72.98% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Our success depends on sustaining the strength of our ANS baby formula brand.

The willingness of consumers to purchase our products depends upon our ability to offer attractive brand value propositions. This depends, in part, on consumers attributing a higher value to our products than to alternatives. If the difference in the value attributed to our products as compared to those of our competitors narrows, or if there is a perception of such a narrowing, consumers may choose not to buy our products. If we fail to promote and maintain the brand equity of our products across each of our markets, then consumer perception of our products’ nutritional quality may be diminished and our business could be materially adversely affected. Our ability to maintain or improve our brand value propositions will impact whether these circumstances will result in decreased market share and profitability.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The pediatric nutrition industry in which we operate, with a particular emphasis on the retail of infant formula, is subject to intense competition. We compete against corporations which offer comparable products, have a longer operating history, which have greater revenue and resources, amongst other advantages. If we cannot compete effectively we may not generate substantive revenue or profits which could negatively impact the value of our common stock.

We are subject to numerous governmental regulations and it can be costly to comply with these regulations. Changes in governmental regulations could harm our business.

As a producer of pediatric nutrition products, our activities are subject to extensive regulation by governmental authorities and international organizations, including rules and regulations with respect to the environment, employee health and safety, hygiene, quality control and tax laws. It can be costly to comply with these regulations and to develop compliant product processes. In addition, regulatory changes or decisions that restrict the marketing, promotion and availability of our products, as well as the manufacture and labeling of our products, could materially adversely affect our business. Our ability to anticipate and comply with evolving global standards requires significant investment in monitoring the global regulatory environment and we may be unable to comply with changes in regulation restricting our ability to continue to operate our business, market or sell our products.

At present the Company is not aware of any pending changes in regulations that could effect operations, however we are subject to Section 17 of the Food Safety Ordinance (Cap. 162) in Hong Kong. Under Section 17 of the Food Safety Ordinance any person who operates a food importation or food distribution business is required to register with the Director of Food and Environmental Hygien (DFEH). Under section 2(1) of the Ordinance, “food distribution business” means a business for which the principal activity is the supply of food in Hong Kong by wholesale. Section 2(2) of the Ordinance further provides that in determining, for the purpose of the definition of “food distribution business” in subsection (1), whether the principal activity of a business is the supply of food in Hong Kong by wholesale, regard must be had only to those activities of the business that are related to the supply of food.

If we were to lose the services of Mr. Lashan or Mr. Lykouras, we may not be able to execute our business strategy.

We currently depend on the continued services and performance of the key members of our management team, including Thomas Lashan, our Chief Executive Officer, and Vasilios Lykouras, our Director. Their leadership has played an integral role in our company. The loss of key members of our management team could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very competitive. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Sales of our products are subject to changing consumer preferences, and our success depends upon our ability to predict, identify and interpret changes in consumer preferences and develop and offer new products rapidly enough to meet those changes.

Our success depends on our ability to predict, identify and interpret the tastes, dietary habits and nutritional needs of consumers and to offer products that appeal to those preferences. If we do not succeed in offering products that consumers want to buy, our sales and market share will decrease, resulting in reduced profitability. If we are unable to predict accurately which shifts in consumer preferences will be long lasting, or to introduce new and improved products to satisfy those preferences, our sales will decline.

Any failure to protect our intellectual property could reduce the value of our brand and harm our business.

The recognition and reputation of our brand are integral to our success. The success of our business depends in part upon our continued ability to use our intellectual property to increase brand awareness and further develop our brand.

There may be times in the future we need to resort to litigation to enforce our intellectual property rights. Litigation of this type could be costly, force us to divert our resources, lead to counterclaims or other claims against us or otherwise harm our business or reputation. Failure to maintain, control and protect our intellectual property would adversely affect our business.

Our Principal executive offices are located in Hong Kong and our Company has non-U.S. resident Officers and Directors. As such, it may be difficult to pursue legal action against our Company or Directors.

Due to the fact that our Company’s executive office is located in Hong Kong and our Company has non-U.S. resident Officers and Directors, the enforceability of civil liability provisions of U.S. federal securities laws against the company’s Officers and Directors, and company assets located in foreign jurisdictions, will be limited if possible at all.

A decline in general economic conditions could lead to reduced consumer traffic and could negatively impact our business operations and financial condition. A decline of this nature could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The demand for our baby formula;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Currently, Thomas Lashan owns 83.57% of our common stock. After the consummation of this offering Thomas Lashanwill continue to have majority control of the Company’s common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position Thomas Lashan is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Thomas Lashan could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Thomas Lashan stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies.

Our officers and director lack experience in, and with, the reporting and disclosure obligations of publicly-traded companies and with serving as an officer and or director of a publicly-traded company. This lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade below the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock is fixed at $0.60 per share. This offering is being made on a self-underwritten, “best efforts” basis. The fixed price that our common stock is offered at pursuant to this offering is not indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 61,030,000 shares are issued and outstanding as of July 12, 2017. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Australian Formulated Corporation and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. Lashan will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since Mr. Lashan is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Mr. Lashan is going to be selling shares on behalf of the Company in this offering. Mr. Lashan will be able to simultaneously sell shares of stock for his own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Lashan’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Thomas Lashan, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $21,600. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $21,600. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

AUSTRALIAN FORMULATED CORPORATION

CONSOLIDATED BALANCE SHEET AS OF JANUARY 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

As of January 31, 2017
(Audited)
ASSETS
CURRENT ASSETS
Inventory on hand	$23,905
Inventory on consignment	4,795
Trade receivables	150
Cash and cash equivalents	63,431
TOTAL CURRENT ASSETS	92,281
TOTAL ASSETS	$92,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a related company	$5,161
Accrued expenses and other payables	9,106
Amount due to a director	1,097
TOTAL CURRENT LIABILITIES	15,364

TOTAL LIABILITIES	15,364

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-
Common stock – Par value $ 0.0001;
Authorized: 600,000,000
Issued and outstanding: 61,030,000 shares as of January 31, 2017	6,103
Additional paid-in capital	102,897
Accumulated deficit	(32,083)
TOTAL STOCKHOLDERS’ EQUITY	$76,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$92,281

AUSTRALIAN FORMULATED CORPORATION

CONSOLIDATED STATEMENT OF INCOME

FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO JANUARY 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From August 4, 2016 (Date of Inception) to January 31, 2017
REVENUE	$1,493

COST OF REVENUE	(630)

GROSS PROFIT	863

GENERAL AND ADMINISTRATIVE EXPENSES	(32,946)

LOSS BEFORE INCOME TAX	(32,083)

INCOME TAX PROVISION	-

NET LOSS	$(32,083)

Net loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	28,745,082

AUSTRALIAN FORMULATED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF April 30, 2017 (unaudited) and

January 31, 2017 (audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of April 30, 2017	As of January 31, 2017
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Inventory on hand	$71,575	$23,905
Inventory on consignment	5,138	4,795
Trade receivables	647	150
Cash and cash equivalents	42,948	63,431
TOTAL CURRENT ASSETS	120,308	92,281
TOTAL ASSETS	$120,308	$92,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a related company	$5,161	$5,161
Accrued expenses and other payables	7,016	9,106
Amount due to a director	1,097	1,097
TOTAL CURRENT LIABILITIES	13,274	15,364

NON-CURRENT LIABILITIES
Convertible notes payable	60,000	-
TOTAL LIABILITIES	73,274	15,364

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-	-
Common stock – Par value $ 0.0001;
Authorized: 600,000,000
Issued and outstanding: 61,030,000 shares as of January 31, 2017	6,103	6,103
Additional paid-in capital	102,897	102,897
Accumulated deficit	(61,966)	(32,083)
TOTAL STOCKHOLDERS’ EQUITY	$47,034	$76,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,308	$92,281

AUSTRALIAN FORMULATED CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS

ENDED APRIL 30, 2017 (UNAUDITED) AND FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO

JANUARY 31, 2017 (AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended April 30, 2017	From August 4, 2016 (Date of Inception) to January 31, 2017
	(unaudited)	(audited)

REVENUE	$2,610	$1,493

COST OF REVENUE	(1,246)	(630)

GROSS PROFIT	1,364	863

SELLING AND DISTRIBUTION EXPENSES	(6,741)	-

GENERAL AND ADMINISTRATIVE EXPENSES	(24,506)	(32,946)

LOSS BEFORE INCOME TAX	(29,883)	(32,083)

INCOME TAX PROVISION	-	-

NET LOSS	$(29,883)	$(32,083)

Net loss per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding- Basic and diluted	39,387,148	28,745,082

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash and cash equivalents balance is $42,948 as of April 30, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Results of operations for the three months ended April 30, 2017

Revenues

For the three months ended April 30, 2017 the Company generated revenue in the amount of $2,610, which came from the sale of our baby formula.

Selling and Distribution Expenses

For the three months ended April 30, 2017, we had selling and distribution expenses in the amount of $6,741, which was primarily comprised of sales promotion of baby formula.

General and Administrative Expenses

For the three months ended April 30, 2017 we have had general and administrative expenses in the amount of $24,506, which was primarily comprised of rent and storage, salary and audit fee.

Net Loss

Our net loss for the three months ended April 30, 2017 was $29,883.

Liquidity and Capital Resources

Cash Used In Operating Activities

Net cash used in operating activities was $80,483 for the three months ended April 30, 2017. The cash used in operating activities were the result of our net loss attributable to marketing expenses, advertising and promotional costs, and professional fees.

Cash Provided From Financing Activities

Net cash provided from financing activities was $60,000 for the three months ended April 30, 2017.

For the three months ended April 30, 2017, the Company issued several convertible promissory notes (collectively the “Convertible Notes”) to 4 accredited investors in an aggregated principal amount of $60,000. The Convertible Notes bear no interest with a maturity of two years, due in 2019. The principal is payable in a lump sum at maturity. The conversion price of three notes is $0.10 per share, while the conversion price of remaining note is $0.20 per share. The notes are convertible into shares of the Company’s common stock either 1) at the option of the holders, or 2) upon a Qualified Financing of the Company. The details are summarized as follows:

	Agreement Date	Maturity Date	Number of investors	Principal Amount	Conversion price
	March 27, 2017	March 27, 2019	3	$50,000	$0.10
	April 3, 2017	April 3, 2019	1	$10,000	$0.20
Total	-	-	4	$60,000	-

In the event that the Company issues and sells shares of its Equity Securities to investors (the “Investors”) on or before the date of the prepayment in full of this Convertible Notes via equity financing resulting in gross proceeds to the Company of at least $800,000 (including the conversion of the Convertible Notes and other debt) (a “Qualified Financing”), then the unpaid principal balance of this Convertible Notes shall automatically convert in whole without any further action by the Holder into such Equity Securities. This offering will trigger automatic conversion of the Convertible Notes if the Company sells more than $800,000 of equity

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of convertible notes since the sales of the convertible notes were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Contractual Obligations and Commitments

For the three months ended April 30, 2017, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to 4 accredited investors in an aggregated principal amount of $60,000. The Convertible Notes bear no interest with a maturity of two years, due in 2019. The principal is payable in a lump sum at maturity. The conversion price of three notes is $0.10 per share, while the conversion price of remaining note is $0.20 per share. The notes are convertible into shares of the Company’s common stock either 1) at the option of the holders, or 2) upon a Qualified Financing of the Company. The details are summarized as follows:

	Agreement Date	Maturity Date	Number of investors	Principal Amount	Conversion price
	March 27, 2017	March 27, 2019	3	$50,000	$0.10
	April 3, 2017	April 3, 2019	1	$10,000	$0.20
Total	-	-	4	$60,000	-

Results of operations for the period ended January 31, 2017

Our cash and cash equivalents is $63,431 as of January 31, 2017. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding.

Revenues

From August 4, 2016 to January 31, 2017, the Company has generated revenue of $1,493, which came from the sale of our baby formula.

General and Administrative Expenses

From August 4, 2016 to January 31, 2017 we have had general and administrative expenses in the amount of $32,946, which were mainly related to rent and storage, sales promotions, salary, incorporation fees and audit fees.

Net Loss

We recorded a net loss of $32,083 as a result of our aforementioned general and administrative expenses.

Liquidity and Capital Resources

Cash Used In Operating Activities

From August 4, 2016 to January 31, 2017, net cash used in operating activities was $46,666. The cash used in operating activities was primarily for the purchase of inventory and payments relating to general and administrative expenses.

Cash Provided From Financing Activities

From August 4, 2016 to January 31, 2017, net cash provided from financing activities was $110,097.

On August 4, 2016, Thomas Lashan purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On November 7, 2016, Thomas Lashan and Greenpro Asia Strategic SPC-Greenpro Asia Strategic Fund SP purchased respectively 50,900,000 and 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $5,990 in proceeds went directly to the Company as working capital.

As of January 31, 2017, the Company has sold a total of 1,030,000 restricted common stock to 2 shareholders at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $103,000 and will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

As of January 31, 2017, the Company has borrowed a total of $1,097 from our director, Thomas Lashan, to fund business operations.

Plan of Operations

Over the course of the twelve months following this offering we plan to utilize any and all funds that we generate through the sale of company shares in several ways. The company plans to allocate the bulk of the proceeds towards the purchase of inventory and advertising and marketing costs. In the event we sell all of our shares this will amount to $360,000 and $495,000 respectively, however if only 25% of the shares are sold this amount would decrease to $60,000 and $120,000 respectively. The company believes that these two initiatives are integral to the future success of our business, because if we cannot acquire an adequate inventory to meet the demand we hope to create through marketing initiatives then our material results may suffer. The expenditure of these funds will be an ongoing process throughout the twelve months preceding this offering and will include the acquisition of inventory for sale, cost of online advertising, possible expenditures towards hiring marketing professionals to assist with our marketing efforts, and various advertising methods that have not, at this point in time, been entirely identified and will depend upon the number of shares we can sell.

Funds for day to day operations will be determined as time passes and our business progresses, but we anticipate this money will be utilized all throughout the year for various business expenses that cannot, at this time, be fully determined. We will also allocate some of our proceeds towards hiring additional staff, which we believe will help us to keep pace with the demand we hope to create for our products. This will occur, we anticipate, no sooner than six months subsequent to the offering, as we anticipate that is the time when we will require additional employees. While the majority of our operations will be in flux based upon the amount of shares that are sold, the $21,600 we will allocate towards the offering expenses will remain stagnant no matter how many shares we sell because the expenses inherent in the offering remain fixed.

With the sole exception of our offering expenses, all of the uses for the proceeds we hope to generate through the sale of our shares will remain the same, but the scale upon which they are implemented will vary. As a result, if we are not able to allocate enough funds towards our operating initiatives in the next twelve months the results of our operations may materially suffer.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Pediatric Nutrition Industry

The pediatric nutrition industry has experienced substantial growth, however we will focus primarily upon the global demand for powdered infant formula which has increased significantly over the past few years. We will analyse China, as our primary consumer market, primarily, where this huge demand is driven by several key factors, some of which apply all throughout the developed world. The first of which relates to China specifically and is the fact that China is the world's top dairy importer. Imports of milk powder (including infant formula) represented 33 percent of the global market in 2012, rising to 38 percent in 2013, based on HSBC’s research in 2013. This huge demand has resulted from, primarily, several high profile domestic scandals relating to milk production that began in 2008. High levels of the industrial chemical Melamine were found in milk and infant formulas in 2008 and in return six infants was killed and thousands of babies were hospitalized. This tragedy has shaken consumer confidence in domestic dairy products and, to date, it has yet to recover.

Demand for imported infant formula has been exceptionally high in the past few years as consumers have increasingly traded up to higher-end infant formula products. (See the below survey conducted by ECOVIS, Beijing in 2014) China’s self-sufficiency in milk production declined over the past years as consumers turned to dairy imports, as evidenced by the below table. These are expected to increase by roughly 20 percent by 2022. The largest exporters, by far, are New Zealand and Australia which together account for almost 60 percent of dairy exports to China.

Figure: Relation of China’s Milk Powder Production to Import Volume

Additionally, according to the United Nations, the world’s current population of 7.3 billion is projected to increase by one billion over the next 12 years and reach 9.7 billion by 2050. The world’s constantly expanding population is, in turn, helping to drive global demand for infant milk formula. In fact, the global infant milk formula market is reportedly projected to double to $25 billion by the year 2017. Particularly, demand for infant milk powder is very strong as China’s government made the decision to end the three-decade policy and allow one couple to have two children at the end of October 2015. This decision has offered a boost in consumers for embattled dairy producers.

While the timing of the full implementation of the policy remains to be seen, it is believed that this will have a strong, direct impact on the infant formula market. The assumption is that there will be a 16.6% average increase in newborn babies annually over the five years following the full implementation of the ‘One Couple, Two Kids’ policy. Assuming that the current breastfeeding ratio of 28% remains unchanged for the second child it is estimated that the Infant Milk Formula market could be boosted by about the same 16.6% a year—equivalent to about 117,000 tonnes/year (based on Euromonitor data of 704k tonnes in 2014).

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Australian Formulated Corporation, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on August 4, 2016.

On August 4, 2016 Thomas Lashan was appointed as Chief Executive Officer, President, Secretary and Treasurer, and as a member of our Board of Directors. Also on August 4, 2016, Mr. Lashan purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On November 7, 2016, Thomas Lashan and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 50,900,000 and 9,000,000 shares of restricted common stock respectively, each with a par value of $.0001 per share, from the Company. The $5,990 in proceeds went directly to the Company as working capital.

On December 30, 2016, the Company sold shares to one shareholder who resides in Australia. A total of 1,000,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds $100,000 will be used as working capital.

On January 16, 2017, the Company acquired 100% equity interest of AFC ANS Baby Holdings Limited, a company incorporated on January 6, 2017 under the laws of Seychelles. Consideration regarding this acquisition was in the form of cash in the amount of $1.00. AFC ANS Baby Holdings Limited is an investment holding company with 100% equity interest in Australian Formulated Limited, a company primarily concerned with retailing baby powder and incorporated in Hong Kong. Subsequent to the acquisition, both AFC ANS Baby Holdings Limited and Australian Formulated Limited became wholly owned subsidiaries of the Company.

On January 19, 2017, the Company sold shares to a corporation, which is incorporated in the British Virgin Islands. A total of 30,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $3,000. The proceeds will be used as working capital.

On January 20, 2017, Lykouras Vasilios was appointed as a member of our Board of Directors.

Overview

Australian Formulated Corporation was incorporated in the State of Nevada on August 4, 2016. We are a development-stage company with a fiscal year end of January 31. At this time we operate exclusively through our wholly owned subsidiary, AFC ANS Baby Holdings Limited, and share the same business plan of our subsidiary which is the sale of infant baby powder.

Our primary business objective is to distribute our various baby formulas, which we will be discussing in greater detail further into this business summary, to various retailers in Hong Kong. We have sold our products, at present, exclusively to various pharmacies, mother and baby focused stores and retailers located in Hong Kong who have business connections with our Director. Additionally, at present four of these customers make up 54% of our Company’s sales.

ANS BABY is a premium quality, all Australian infant formulated range of products appropriate for newborns, infants from six months to twelve months, and also for twelve months and older based upon the different formulas we have available. The age range for these formulas are based on the World Health Organisation (WHO) recommendation. Each formula is appropriate for a different stage in life whereby vitamin levels are changed based on age groups and nutritional requirements.

Our current inventory of baby formulas is as follows:

We acquire the ANS BABY formula from a related party Company owned by our Chief Executive Officer Thomas Lashan. We do not conduct any manufacturing efforts internally. Our range of unique formulations are based on the inspiration of breast milk and developed to nutritionally support the immune system.

The Australian Dairy Industry has been recognized and heralded as an industry leader through their commitment, innovation and dedication to the application of the World Best Practices. Australia is a leading industry expert in formula development, state of the art technology in manufacturer and stringent Food safety and Quality Systems to ensure that all products meet the highest international and Country Specific Standards.

ANS BABY infant formula is export quality and is manufactured in accordance with Australian Laws and Government Regulations: the Food Act, Dairy Act, and internationally recognized quality standards such as World Health Organization (WHO), Australian Standard (A.S).

Nucleotides that play a role in almost all biological processes and improve the maturation of the immune system. DHA and ARA, which have a very important role for the growing infant including optimal development of the nervous system, especially the brain and eyes, are present in our formulas. While the omega 6 and omega 3 fatty acids can be converted to DHA and ARA by humans, evidence exists that suggests that this process is insufficient to achieve optimal accumulation of DHA and ARA in infants and a dietary source is required to meet demand. Taurine, which is the most abundant free amino acid in human breast milk and research suggests that it may be essential during periods of development. Taurine plays a role in fat absorption and liver function, and may also play a role in nerve protection particularly in the eyes and ears. Taurine is also found in high concentrations in the developing brain.

ANS Baby has a range of baby powder meeting the needs of little ones. It covers from breastfeeding up to 12 months and above. Our products are made in Australia and were developed in line with a baby’s physiology.

Government Regulation

At present the Company is not aware of any pending changes in regulations that could effect operations, however we are subject to Section 17 of the Food Safety Ordinance (Cap. 162) in Hong Kong. Under Section 17 of the Food Safety Ordinance any person who operates a food importation or food distribution business is required to register with the Director of Food and Environmental Hygien (DFEH). Under section 2(1) of the Ordinance, “food distribution business” means a business for which the principal activity is the supply of food in Hong Kong by wholesale. Section 2(2) of the Ordinance further provides that in determining, for the purpose of the definition of “food distribution business” in subsection (1), whether the principal activity of a business is the supply of food in Hong Kong by wholesale, regard must be had only to those activities of the business that are related to the supply of food.

Marketing Plan

Our marketing plan, at present, is not yet complete and is still being researched and developed. Our initial goal is to have our products listed on the shelves of various businesses that stock baby formula, such as super markets, maternity and infant retail locations, pharmacies, etc.

Our method of achieving this is not yet fully developed, however we do have tentative plans to attempt to forge agreements with these retailers by meeting with them and showcasing our product lines. Our team plans to identify and then contact, via telephone, email, physical meetings, etc. the owners/managers of these various retailers and set up a time where we can display our products and hope to forge agreements. We will also advertise online through various, as of yet unidentified, channels and hope to get enough interest in our product line that these retailers will seek us out in order to stock our products.

Future Plans

In the future, our Company will put more efforts to improve corporate image through advertisement on various, as of yet unidentified, social media platforms, and online advertising channels. Additionally, we will continue development of the company website and begin exploring the possibility of developing the Company’s presence on various, as of yet unidentified, forms of media.

The Company has tentative, as of yet unrealized and unidentified, plans to develop new product lines within our current industry. These new products could include, but not specifically be limited to, milk powder for mothers and those aged over 50 and organic baby food. In this manner we can expand the product range of the Company and seek to have our products sold at a wider array of retailers while increasing general profitability.

Properties

Our office is located at 11th Floor, Tung Tex Building, 203 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong.

The office space is currently being leased by Australian Formulated Limited, which is the wholly owned subsidiary of our wholly owned subsidiary AFC ANS Baby Holdings Limited. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

Employees

Currently, we have a total of three employees, one of which is part time and the other two are full time. Our full time employees consist of our Chief Executive Officer Mr. Thomas Lashan and Ms. Cheung Cho Man, each of whom devote 40 hours per week to the Company. Our part time employee is our Director Mr. Vasilios Lykouras, currently devotes between 10 to 20 hours per week to the Company.

Our full time employees currently devote and intend to continue to devote 40 hours per week towards the Company. We plan to have tentative plans to hire additional employees on a need be basis that is currently unidentified.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.60. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,200,000 as anticipated.

If 2,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of Inventory	$360,000
Advertising and Marketing Costs	$495,000
Staffing	$75,000
Funding for Day to Day Operations	$248,400
Offering Expenses	$21,600
TOTAL	$1,200,000

If 1,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of Inventory	$270,000
Advertising and Marketing Costs	$360,000
Staffing	$60,000
Funding for Day to Day Operations	$188,400
Offering Expenses	$21,600
TOTAL	$900,000

If 1,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of Inventory	$120,000
Advertising and Marketing Costs	$285,000
Staffing	$45,000
Funding for Day to Day Operations	$128,400
Offering Expenses	$21,600
TOTAL	$600,000

If 500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of Inventory	$60,000
Advertising and Marketing Costs	$120,000
Staffing	$30,000
Funding for Day to Day Operations	$68,400
Offering Expenses	$21,600
TOTAL	$300,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.60 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.60	$0.60	$0.60
Book Value Per Share Before the Offering	$0.001	$0.001	$0.001
Book Value Per Share After the Offering	$0.006	$0.011	$0.020
Net Increase to Original Shareholder	$0.005	$0.010	$0.019
Decrease in Investment to New Shareholders	$0.594	$0.589	$0.581
Dilution to New Shareholders (%)	99.00%	98.17%	96.83%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$107,034
Net proceeds from this offering	1,178,400
$1,285,434
Denominator:
Shares of common stock outstanding prior to this offering	61,030,000
Shares of common stock to be sold in this offering (100%)	2,000,000
63,030,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$107,034
Net proceeds from this offering	578,400
$685,434
Denominator:
Shares of common stock outstanding prior to this offering	61,030,000
Shares of common stock to be sold in this offering (50%)	1,000,000
62,030,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$107,034
Net proceeds from this offering	278,400
$385,434
Denominator:
Shares of common stock outstanding prior to this offering	61,030,000
Shares of common stock to be sold in this offering (25%)	500,000
61,530,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 6,530,000 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 12, 2017 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Thomas Lashan	51,000,000	5,000,000	46,000,000	72.98%
Greenpro Asia Strategic SPC-Greenpro Asia Strategic Fund SP	9,000,000	1,000,000	8,000,000	12.69%
Darren Flannery	1,000,000	500,000	500,000	0.79%
Joyteam Group Limited	30,000	30,000	0	0%
Total	61,030,000	6,530,000	54,500,000	86.47%

* Thomas Lashan is President, Chief Executive Officer, Secretary, Treasurer and Director of the Company.

* Joyteam Group Limited is 100% owned by Joyteam Family Foundation, a private foundation which operates under the laws of Panama. Mr. Lee Chong Kuang is the council of the Foundation and deemed as the beneficial owner of the shares.

* Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned by GC Investment Management Limited.

PLAN OF DISTRIBUTION

The Company has 61,030,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 6,530,000 shares of our common stock held by existing shareholders at a fixed price of $0.60 per share for the duration of the offering. The Company is also registering an additional 2,000,000 shares of its common stock for sale at the fixed price of $0.60 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Thomas Lashan will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Thomas Lashan is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Thomas Lashan will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Lashan is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Lashan will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Thomas Lashan will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 2,000,000 shares being offered on behalf of the company itself. The proceeds from the 6,530,000 shares held by shareholders, if sold, will not go to the company, but will go to the shareholders directly. The price per share is fixed at $0.60 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $0.60 for the duration of this offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.60 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $21,600. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

*Mr. Lashan will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Lashan’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Lashan intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Lashan will decide whether shares are being sold by the Company or by Mr. Lashan himself.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Australian Formulated Corporation”, (ii) subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of our their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 61,030,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

For the three months period ended April 30, 2017, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to 4 accredited investors in an aggregated principal amount of $60,000. The convertible Notes bear no interest with a maturity of two years, due in 2019. The principal is payable in a lump sum at maturity. The conversion price of three notes is $0.10 per share, while the conversion price of remaining note is $0.20 per share. The notes are convertible into shares of the Company’s common stock either 1) at the option of the holders, or 2) upon a Qualified Financing of the Company.

In the event that the Company issues and sells shares of its Equity Securities to investors (the “Investors”) on or before the date of the prepayment in full of this Convertible Notes in an equity financing resulting in gross proceeds to the Company of at least $800,000 (including the conversion of the Convertible Notes and other debt) (a “Qualified Financing”), then the unpaid principal balance of this Convertible Notes shall automatically convert in whole without any further action by the Holder into such Equity Securities.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by Weld Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our office is located at 11th Floor, Tung Tex Building, 203 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong.

The office space is currently being leased by Australian Formulated Limited, which is the wholly owned subsidiary of our wholly owned subsidiary AFC ANS Baby Holdings Limited. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

Name	Age	Position
Thomas Lashan	52	CEO, President, Secretary, Treasurer, Director
Vasilios Lykouras	46	Director

Thomas Lashan - CEO, President, Secretary, Treasurer, Director

Mr. Lashan graduated from Collingwood Technical College in Melbourne Victoria in 1988. He has been actively involved in the personal training and fitness industry in Australia for over 15 years. In 1994 Mr. Lashan started his career as a Fitness Marketing Executive with Hunts Fitness Centre in Fitzroy where he was involved in developing marketing campaigns and ideas to promote Hunts Fitness Centre and its services. After his departure from Hunts Fitness Centre in 2008, he started his own fitness centre, Mind and Body gym. Mind and Body gym is an Australia-based company which primarily provides high-end and a professional personal fitness training environment and services.

In 2006, Mr. Lashan founded and continues to own Australia Nutrition & Sports (HK) Ltd (ANS), an Australia-based nutrition supplement company which supplies a wide range of products including infant formulas. In 2016, ANS has expanded into Hong Kong, Taiwan, and Mainland China.

In August 4, 2016, Mr. Lashan founded Australian Formulated Corporation, and serves as CEO and President. His major responsibilities include developing marketing plan, overseeing the execution, and building the right business partnerships globally.

Vasilios Lykouras - Director

Mr. Lykouras earned a Bachelor of Arts in Architecture and Bachelor of Architecture from Deakin University, Melbourne. He has also received an Architectural Technicians Certificate from Box Hill College of TAFE Melbourne and he is a Registered Building Practitioner in Melbourne.

In January 1999, Mr. Lykouras joined WALL A+I, a boutique design firm that specialized in high end retail, hospitality and small commercial projects throughout Australia and Asia and served as a Director. In December 2004 he relocated to Hong Kong and began to work as the Senior Designer, throughout Asia and the Middle East, of WOODS BAGOT ASIA, an Australian International Design firm and in October 2009 he became an Associate. In February 2010 he joined the property division of Lan Kwai Fong Group as a Design Director which focuses primarily on lifestyle developments throughout China and South East Asia.

Mr. Lykouras’s strong academic background and management experience, as well as his qualifications, has led the Board of Directors to reach the conclusion that he should serve as a Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures are in relation to our last two fiscal years.

Summary Compensation Table:

Name and principal position (a)	Year ended January 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Thomas Lashan, Chief Executive Officer, President, Secretary, Treasurer, Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

Vasilios Lykouras, Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

Compensation of Directors

Name and principal position (a)	Year ended January 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Thomas Lashan, Chief Executive Officer, President, Secretary, Treasurer, Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

Vasilios Lykouras, Director	2016	-	-	-	-	-	-	-	$-
	2017	-	-	-	-	-	-	-	$-

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 12, 2017, the Company has 61,030,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Thomas Lashan, President, Chief Executive Officer, Secretary, Treasurer and Director	51,000,000	83.57%	none	n/a	83.57%
Vasilios Lykouras, Director	0	0%	none	n/a	0%
5% Shareholders
Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman KY1-1002, Cayman Islands *	9,000,000	14.75%	none	n/a	14.75%

* Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned by GC Investment Management Limited. The address for Greenpro Asia Strategic SPC - Greenpro Asia Strategic Fund SP is that of the registered office of Harneys Services (Cayman) Limited.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 4, 2016 Thomas Lashan was appointed as Chief Executive Officer, President, Secretary and Treasurer, and as a member of our Board of Directors. Also on August 4, 2016, Mr. Lashan purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On November 7, 2016, Thomas Lashan and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 50,900,000 and 9,000,000 shares of restricted common stock respectively, each with a par value of $.0001 per share, from the Company. The $5,990 in proceeds went directly to the Company as working capital.

On December 30, 2016, the Company sold shares to one shareholder who resides in Australia. The shareholder’s name is Darren Flannery. A total of 1,000,000 shares of restricted common stock were sold at a price of $0.10 per share to Mr. Flannery. The total proceeds $100,000 will be used as working capital.

On January 16, 2017, the Company acquired 100% equity interest of AFC ANS Baby Holdings Limited, a company incorporated on January 6, 2017 under the laws of Seychelles. Consideration regarding this acquisition was in the form of cash in the amount of $1.00. AFC ANS Baby Holdings Limited is an investment holding company with 100% equity interest in Australian Formulated Limited, a company primarily concerned with retailing baby formula and incorporated in Hong Kong. Subsequent to the acquisition, both AFC ANS Baby Holdings Limited and Australian Formulated Limited became wholly owned subsidiaries of the Company.

On January 19, 2017, the Company sold shares to Joyteam Group Limited, a BVI Company. A total of 30,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $3,000. The proceeds will be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On January 20, 2017 Lykouras Vasilios was appointed as a member of our Board of Directors.

For the period from August 4, 2016 to January 31, 2017 our CEO, Thomas Lashan, paid $35,000 for inventory on behalf of the Company. This inventory was comprised of baby formula. For the same period Mr. Lashan also paid rent and storage fees totalling $15,484 on behalf of the Company.

For the period from August 4, 2016 to January 31, 2017 Greenpro Financial Consulting Limited paid incorporation fees on behalf of the Company totalling $2,800.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

For the Year Ended January 31, 2017
Audit fees	$4,500
Audit related fees	-
Tax fees	-
All other fees	-
Total	$4,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

Page
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of January 31, 2017	F-3
Consolidated Statement of Income from August 4, 2016 (Date of Inception) to January 31, 2017	F-4
Consolidated Statement of Stockholders’ Equity from August 4, 2016 (Date of Inception) to January 31, 2017	F-5
Consolidated Statement of Cash Flows from August 4, 2016 (Date of Inception) to January 31, 2017	F-6
Notes to the Consolidated Financial Statements	F-7 – F-9

- F1 -

WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

Block C-3-2, Megan Avenue 1,

189, off Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia.

T       : (603) 2171 2928; (603) 2181 8258

E       : info@weldaudit.com

W       : www.weldaudit.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Australian Formulated Corporation

11th Floor, Tung Tex Building, 203 Wai Yip Street

Kwun Tong, Kowloon, Hong Kong

We have audited the accompanying consolidated balance sheet of Australian Formulated Corporation as of January 31, 2017, and the related consolidated statements of income, stockholders’ equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Australian Formulated Corporation as of January 31, 2017, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WELD ASIA ASSOCIATES

WELD ASIA ASSOCIATES

KUALA LUMPUR, MALAYSIA

MARCH 22, 2017

- F2 -

AUSTRALIAN FORMULATED CORPORATION

CONSOLIDATED BALANCE SHEET AS OF JANUARY 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

As of January 31, 2017
(Audited)
ASSETS
CURRENT ASSETS
Inventory on hand	$23,905
Inventory on consignment	4,795
Trade receivables	150
Cash and cash equivalents	63,431
TOTAL CURRENT ASSETS	92,281
TOTAL ASSETS	$92,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a related company	$5,161
Accrued expenses and other payables	9,106
Amount due to a director	1,097
TOTAL CURRENT LIABILITIES	15,364

TOTAL LIABILITIES	15,364

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-
Common stock – Par value $ 0.0001;
Authorized: 600,000,000
Issued and outstanding: 61,030,000 shares as of January 31, 2017	6,103
Additional paid-in capital	102,897
Accumulated deficit	(32,083)
TOTAL STOCKHOLDERS’ EQUITY	$76,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$92,281

 The accompanying notes are an integral part of these financial statements.

- F3 -

AUSTRALIAN FORMULATED CORPORATION

CONSOLIDATED STATEMENT OF INCOME

FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO JANUARY 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From August 4, 2016 (Date of Inception) to January 31, 2017
REVENUE	$1,493

COST OF REVENUE	(630)

GROSS PROFIT	863

GENERAL AND ADMINISTRATIVE EXPENSES	(32,946)

LOSS BEFORE INCOME TAX	(32,083)

INCOME TAX PROVISION	-

NET LOSS	$(32,083)

Net loss per share- Basic and diluted	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	28,745,082

The accompanying notes are an integral part of these financial statements.

- F4 -

AUSTRALIAN FORMULATED CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO JANUARY 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of shares	Amount
Balance as of August 4, 2016 (Inception)	100,000	$10	$-	$-	$10
Shares issued for founder's shares	50,900,000	5,090	-	-	5,090
Shares issued for additional founders' shares	9,000,000	900	-	-	900
Shares issued in private placement completed on January 20, 2017	1,030,000	103	102,897	-	103,000
Net loss	-	-	-	(32,083)	(32,083)
Balance as of January 31, 2017	61,030,000	6,103	102,897	(32,083)	76,917

The accompanying notes are an integral part of these financial statements.

- F5 -

AUSTRALIAN FORMULATED CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO JANUARY 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

From August 4, 2016 (Date of Inception) to January 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,083)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(150)
Accrued liabilities, other payables and deposits received	9,106
Inventories on hand	(23,905)
Inventories on consignment	(4,795)
Amount due to a related company	5,161

Net cash used in operating activities	(46,666)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance in private placement	109,000
Advances from directors	1,097

Net cash provided from financing activities	110,097

Effect of exchange rate changes on cash and cash equivalent	-

Net increase in cash and cash equivalents	63,431
Cash and cash equivalents, beginning of period	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$63,431

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements.

- F6 -

AUSTRALIAN FORMULATED CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO JANUARY 31, 2017

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(AUDITED)

1. ORGANIZATION AND BUSINESS BACKGROUND

Australian Formulated Corporation was incorporated on August 4, 2016 under the laws of the state of Nevada.

The Company, through its subsidiaries, mainly engages in retail of baby formula to consumers and wholesalers.

Company name	Place/date of incorporation	Principal activities

1. AFC ANS Baby Holdings Limited	Seychelles / January 9, 2017	Investment Holding

2. Australian Formulated Limited	Hong Kong / November 2, 2016	Wholesale of baby formula

We are a development-stage company with a fiscal year end of January 31. At this moment, we operate exclusively through our wholly owned subsidiaries AFC ANS Baby Holdings Limited and Australian Formulated Limited, and share the same business plan of our subsidiaries which is the sale of baby formula.

Australian Formulated Corporation and its subsidiaries are hereinafter referred to as the “Company”.

AFC ANS Baby Holdings Limited, incorporated in Seychelles, is an investment holding company with 100% equity interest in Australian Formulated Limited, a company incorporated in Hong Kong. On January 16, 2017, Australian Formulated Corporation was organized to be the holding company parent to, and succeed to the operations of AFC ANS Baby Holdings Limited. The former unit holder of AFC ANS Baby Holdings Limited became the unit holder of Australian Formulated Corporation and AFC ANS Baby Holdings Limited became a wholly-owned subsidiary of Australian Formulated Corporation. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of AFC ANS Baby Holdings Limited were carried over to and combined with Australian Formulated Corporation at historical cost, and as if the transfer occurred at the beginning of the period.

We have presented our financials on a combined basis from inception, August 4, 2016, because we, and our current subsidiaries, were and remain entities under common control of Mr. Lashan, director of Australian Formulated Corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Australian Formulated Corporation and its subsidiaries for the period from August 4, 2016 (Inception) to January 31, 2017 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Australian Formulated Corporation and its wholly owned subsidiaries, AFC ANS Baby Holdings Limited and Australian Formulated Limited. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted January 31 as its fiscal year end.

The method used to present a common-control transaction that results in a change in the reporting entity. The assets and liabilities and operations of the two businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. In a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control. If the entities were not under common control for the entire period being reported on, the receiving entity’s financial statements are adjusted only retrospectively to the date on which the entities became under common control.

The receiving entity recognizes the transferred net assets at their historical carrying amounts in the parent’s consolidated financial statements. No new goodwill is recognized. The carrying values of the transferred net assets are added to the carrying values of the receiving entity’s net assets. If the receiving entity and transferring entity applied different accounting principles and the transferred assets or liabilities are adjusted to reflect the method of accounting applied by the receiving entity, the change in accounting principle should be applied retroactively for all periods presented.

Also, ASC 805-50-45-2 states that the financial statements of the receiving entity should report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period. ASC 805-50-45-5 states, that the financial statements and financial information presented for prior years shall be retrospectively adjusted for periods during which the entities were under common control. We believe this applies in whole when the date of common control begins in a prior year; however, in the present case, the date of common control fell within the current period.  Therefore, we believe that “prior year” is to be interpreted as prior to the date of common control and as such, only the financial information from and after the date of common control should be combined in any financial statements.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from supplies of baby formula is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there were no sales return from August 4, 2016 to January 31, 2017.

Cost of revenue

Cost of revenue includes the purchase cost of manufactured goods for sale to customers. It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

Rent and storage

Rent and storage associated with office room, storage and inbound and outbound delivery is expensed as incurred and included in general and administrative expenses.

As stipulated on the license agreement on November 2, 2016, the monthly rent and storage is $5,161. The rent and storage that was expensed as incurred from August 4, 2016 to January 31, 2017 was $15,484.

General and administrative expenses

General and administrative expenses are primarily comprised of rent and storage, sales promotion, companies’ incorporation fee and bank charges.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve will be recorded to write down the cost of inventory to the estimated market value in case of slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. The Company retains full ownership of all consigned inventory until sold to third-party.

Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong. The Company is subject to tax in Hong Kong jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the Hong Kong tax authority.

- F7 -

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Seychelles and Hong Kong maintains its books and record in United States Dollars (“US$”) and Hong Kong Dollars (“HK$”) respectively, and Hong Kong Dollars is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended January 31, 2017

Year-end / average HK$ : US$1 exchange rate	7.75

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3. INVENTORIES

Inventory balance as of January 31, 2017:

	Stage 1	Stage 2	Stage 3	Total
	$	$	$	$
Inventories held on hand	4,340	9,807	9,758	23,905
Inventories held on consignment	1,659	1,582	1,554	4,795
	5,999	11,389	11,312	28,700

The inventories held on hand and consignment as of January 31, 2017 was $23,905 and $4,795 respectively.

4. ACCRUED EXPENSES AND OTHER PAYABLES

From August 4, 2016 to January 31, 2017
Accrued audit fees	$4,500
Accrued other expenses	4,606
Accrued expenses and other payables	$9,106

5. AMOUNT DUE TO A DIRECTOR

As of January 31, 2017, one of the director of the Company advanced $1,097 to the Company, which is unsecured, interest-free and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant.

6. AMOUNT DUE TO A RELATED COMPANY

As of January 31, 2017, the balance $5,161 represented an outstanding payable to a related company, which is owned by the Chief Executive Officer of the Company for the provision of rent and storage service for the Company. This amount will be paid to the related company on a monthly basis for the monthly service of rent and storage and this service will last until December 31 2017, the expiry date of the license agreement between the Company and the related company.

7. RELATED PARTY TRANSACTIONS

From August 4, 2016 to January 31, 2017
Purchase of inventory:
- Related Party A	$35,000

Rent and Storage:
- Related Party B	$15,484

Incorporation fee:
- Related Party C	$2,800

The Chief Executive Officer (CEO) of related party A and B is the CEO and the director of the Company.

Directors of related party C are the investment managers of Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP.

- F8 -

8. INCOME TAXES

From the date of inception August 4, 2016 to period ended January 31, 2017, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

From August 4, 2016 to January 31, 2017

Tax jurisdictions from:
- Local	$(8,813)
- Foreign, representing
Seychelles	-
Hong Kong	(23,270)
Loss before income tax	$(32,083)

The provision for income taxes consisted of the following:

From August 4, 2016 to January 31, 2017
Current:
- Local	$-
- Foreign	-
Deferred:
- Local	-
- Foreign	-

Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of January 31, 2017, the operations in the United States of America incurred $8,813 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $3,085 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, AFC ANS Baby Holdings Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. AFC ANS Baby Holdings Limited did not do business in Seychelles from inception to January 31, 2017, and it does not intend to do business in Seychelles in the future.

Hong Kong

Australian Formulated Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income. From August 4, 2016 to January 31, 2017, Australian Formulated Limited suffered from an operating loss of $23,270 for income tax purposes which can be carried forward to offset future taxable income at no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $3,840 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of January 31, 2017:

From August 4, 2016 to January 31, 2017
Deferred tax assets:
Net operating loss carryforwards
-United States of America	$3,085
-Hong Kong	3,840
6,925
Less: valuation allowance	(6,925)
Deferred tax assets	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $6,925 as of January 31, 2017.

9. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

From August 4, 2016 to January 31, 2017, there were four customers who accounted for 10% or more of the Company’s revenues, the customer who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end are presented as follows:

	From August 4, 2016 to January 31, 2017
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$170	11%	$-
Customer B	255	17%	-
Customer C	170	11%	$-
Customer D	217	15%	-
	$812	54%	$-

(b) Major vendors

From August 4, 2016 to January 31, 2017, there was one vendor who accounted for 100% of the Company’s cost of revenues with no accounts payable balance at period-end.

10. COMMITMENTS AND CONTINGENCIES

On November 2, 2016, The Company was granted a license from a related company in Hong Kong to use the office room, facilities and storage and delivery services for the operations of the Company. The license agreement will expire on December 2017, with an aggregate fixed monthly rent and storage of $5,161. From August 4, 2016 to January 31, 2017, the monthly rent and storage was $15,484.

As at January 31, 2017, the Company has the aggregate minimal rent and storage payments due in the next one year as follow.

Year ending January 31,
2018	$56,771

11. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after January 31, 2017 up through the date the Company issued the audited consolidated financial statements. During the period, there was no subsequent event that required recognition or disclosure.

- F9 -

AUSTRALIAN FORMULATED CORPORATION
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements	Page

Condensed Consolidated Balance Sheets as of April 30, 2017 (Unaudited) and January 31, 2017 (Audited)	F-11
Condensed Consolidated Statement of Income for the Three Months Ended April 30, 2017 (Unaudited) and From August 4, 2016 (Date of Inception) to January 31, 2017 (Audited)	F-12
Condensed Consolidated Statements of Cash Flows from the Three Months Ended April 30, 2017 (Unaudited) and from August 4, 2016 (Date of Inception) to January 31, 2017 (Audited)	F-13
Notes to the Condensed Consolidated Financial Statements	F-14 – F-17

- F10 -

AUSTRALIAN FORMULATED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF April 30, 2017 (unaudited) and

January 31, 2017 (audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of April 30, 2017	As of January 31, 2017
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS
Inventory on hand	$71,575	$23,905
Inventory on consignment	5,138	4,795
Trade receivables	647	150
Cash and cash equivalents	42,948	63,431
TOTAL CURRENT ASSETS	120,308	92,281
TOTAL ASSETS	$120,308	$92,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Amount due to a related company	$5,161	$5,161
Accrued expenses and other payables	7,016	9,106
Amount due to a director	1,097	1,097
TOTAL CURRENT LIABILITIES	13,274	15,364

NON-CURRENT LIABILITIES
Convertible notes payable	60,000	-
TOTAL LIABILITIES	73,274	15,364

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-	-
Common stock – Par value $ 0.0001;
Authorized: 600,000,000
Issued and outstanding: 61,030,000 shares as of April 30, 2017 and January 31, 2017	6,103	6,103
Additional paid-in capital	102,897	102,897
Accumulated deficit	(61,966)	(32,083)
TOTAL STOCKHOLDERS’ EQUITY	$47,034	$76,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,308	$92,281

The accompanying notes are an integral part of these financial statements.

- F11 -

AUSTRALIAN FORMULATED CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS

ENDED APRIL 30, 2017 (UNAUDITED) AND FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO

JANUARY 31, 2017 (AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the three months ended April 30, 2017	From August 4, 2016 (Date of Inception) to January 31, 2017
	(unaudited)	(audited)

REVENUE	$2,610	$1,493

COST OF REVENUE	(1,246)	(630)

GROSS PROFIT	1,364	863

SELLING AND DISTRIBUTION EXPENSES	(6,741)	-

GENERAL AND ADMINISTRATIVE EXPENSES	(24,506)	(32,946)

LOSS BEFORE INCOME TAX	(29,883)	(32,083)

INCOME TAX PROVISION	-	-

NET LOSS	$(29,883)	$(32,083)

Net loss per share- Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding- Basic and diluted	39,387,148	28,745,082

The accompanying notes are an integral part of these financial statements.

- F12 -

AUSTRALIAN FORMULATED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FROM THE THREE MONTHS

ENDED APRIL 30, 2017 (UNAUDITED) AND FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO

JANUARY 31, 2017 (AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended April 30, 2017	From August 4, 2016 (Date of Inception) to January 31, 2017
	(unaudited)	(audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,883)	$(32,083)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(497)	(150)
Accrued liabilities, other payables and deposits received	(2,090)	9,106
Inventories on hand	(47,670)	(23,905)
Inventories on consignment	(343)	(4,795)
Amount due to a related company	-	5,161

Net cash used in operating activities	(80,483)	(46,666)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from share issuance in private placement	-	109,000
Proceeds from issuance of convertible notes	60,000	-
Advances from directors	-	1,097

Net cash provided from financing activities	60,000	110,097

Effect of exchange rate changes on cash and cash equivalent	-	-

Net (decrease)/increase in cash and cash equivalents	(20,483)	63,431
Cash and cash equivalents, beginning of period	63,431	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$42,948	$63,431

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

- F13 -

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED APRIL 30, 2017 (UNAUDITED) AND FROM AUGUST 4, 2016 (DATE OF INCEPTION) TO JANUARY 31, 2017 (AUDITED)

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

1. ORGANIZATION AND BUSINESS BACKGROUND

Australian Formulated Corporation was incorporated on August 4, 2016 under the laws of the state of Nevada.

The Company, through its subsidiaries, mainly engages in retail of baby formula to consumers and wholesalers.

Company name	Place/date of incorporation	Principal activities

1. AFC ANS Baby Holdings Limited	Seychelles / January 9, 2017	Investment Holding

2. Australian Formulated Limited	Hong Kong / November 2, 2016	Wholesale of baby formula

The fiscal year end of the Company is January 31. At this moment, we operate exclusively through our wholly owned subsidiaries AFC ANS Baby Holdings Limited and Australian Formulated Limited, and share the same business plan of our subsidiaries which is the sale of baby formula.

Australian Formulated Corporation and its subsidiaries are hereinafter referred to as the “Company”.

AFC ANS Baby Holdings Limited, incorporated in Seychelles, is an investment holding company with 100% equity interest in Australian Formulated Limited, a company incorporated in Hong Kong. On January 16, 2017, Australian Formulated Corporation was organized to be the holding company parent to, and succeed to the operations of AFC ANS Baby Holdings Limited. The former unit holder of AFC ANS Baby Holdings Limited became the unit holder of Australian Formulated Corporation and AFC ANS Baby Holdings Limited became a wholly-owned subsidiary of Australian Formulated Corporation. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues and expenses of AFC ANS Baby Holdings Limited were carried over to and combined with Australian Formulated Corporation at historical cost, and as if the transfer occurred at the beginning of the period.

We have presented our financials on a combined basis from inception, August 4, 2016, because we, and our current subsidiaries, were and remain entities under common control of Mr. Lashan, director of Australian Formulated Corporation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements for Australian Formulated Corporation and its subsidiaries for the period from February 1, 2017 to April 30, 2017 and from August 4, 2016 (Date of Inception) to January 31, 2017 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted January 31 as its fiscal year end.

The method used to present a common-control transaction that results in a change in the reporting entity. The assets and liabilities and operations of the two businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. In a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control. If the entities were not under common control for the entire period being reported on, the receiving entity’s financial statements are adjusted only retrospectively to the date on which the entities became under common control.

The receiving entity recognizes the transferred net assets at their historical carrying amounts in the parent’s consolidated financial statements. No new goodwill is recognized. The carrying values of the transferred net assets are added to the carrying values of the receiving entity’s net assets. If the receiving entity and transferring entity applied different accounting principles and the transferred assets or liabilities are adjusted to reflect the method of accounting applied by the receiving entity, the change in accounting principle should be applied retroactively for all periods presented.

Also, ASC 805-50-45-2 states that the financial statements of the receiving entity should report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period. ASC 805-50-45-5 states, that the financial statements and financial information presented for prior years shall be retrospectively adjusted for periods during which the entities were under common control. We believe this applies in whole when the date of common control begins in a prior year; however, in the present case, the date of common control fell within the current period. Therefore, we believe that “prior year” is to be interpreted as prior to the date of common control and as such, only the financial information from and after the date of common control should be combined in any financial statements.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonably assured.

Revenue from supplies of baby formula is recognized when title and risk of loss are transferred and there are no continuing obligations to the customer. Title and the risks and rewards of ownership transfer to and accepted by the customer when the products are collected by the customer at the Company’s office. Revenue is recorded net of sales discounts, returns, allowances, and other adjustments that are based upon management’s best estimates and historical experience and are provided for in the same period as the related revenues are recorded. Based on limited operating history, management estimates that there were no sales return for the three months ended April 30, 2017.

Cost of revenue

Cost of revenue includes the purchase cost of manufactured goods for sale to customers. It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

Rent and storage

Rent and storage associated with office room, storage and inbound and outbound delivery is expensed as incurred and included in general and administrative expenses.

As stipulated on the license agreement on November 2, 2016, the monthly rent and storage is $5,161. The rent and storage that was expensed as incurred for the three months ended April 30, 2017 was $15,484.

General and administrative expenses

General and administrative expenses are primarily comprised of rent and storage, sales promotion, companies’ incorporation fee and bank charges.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

- F14 -

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve will be recorded to write down the cost of inventory to the estimated market value in case of slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. The Company retains full ownership of all consigned inventory until sold to third-party.

Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for any uncollectible accounts and do not bear interest, which are due on demand. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Hong Kong. The Company is subject to tax in Hong Kong jurisdictions. As a result of its business activities, the Company will file tax returns that are subject to examination by the Hong Kong tax authority.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Seychelles and Hong Kong maintains its books and record in United States Dollars (“US$”) and Hong Kong Dollars (“HK$”) respectively, and Hong Kong Dollars is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from HK$ into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the period ended April 30, 2017	From August 4, 2016 (date of inception) to January 31, 2017

Year-end / average HK$ : US$1 exchange rate	7.75	7.75

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3. INVENTORIES

Inventory balance as of April 30, 2017:

	Stage 1	Stage 2	Stage 3	Total
	$	$	$	$
Inventories held on hand	21,784	24,885	24,906	71,575
Inventories held on consignment	1,771	1,694	1,673	5,138
	23,555	26,579	26,579	76,713

The inventories held on hand and consignment as of April 30, 2017 was $71,575 and $5,138 respectively.

Inventory balance as of January 31, 2017:

	Stage 1	Stage 2	Stage 3	Total
	$	$	$	$
Inventories held on hand	4,340	9,807	9,758	23,905
Inventories held on consignment	1,659	1,582	1,554	4,795
	5,999	11,389	11,312	28,700

The inventories held on hand and consignment as of January 31, 2017 was $23,905 and $4,795 respectively.

- F15 -

4. ACCRUED EXPENSES AND OTHER PAYABLES

	Three months ended April 30, 2017	From August 4, 2016 to January 31, 2017
Accrued audit fees	$2,500	4,500
Accrued other expenses	4,516	4,606
Accrued expenses and other payables	$7,016	9,106

5. AMOUNT DUE TO A DIRECTOR

As of April 30, 2017, one of the directors of the Company advanced $1,097 to the Company, which is unsecured, interest-free and is payable upon demand, for working capital purpose. Imputed interest is considered insignificant.

6. AMOUNT DUE TO A RELATED COMPANY

As of April 30, 2017, the balance $5,161 represented an outstanding payable to a related company, which is owned by the Chief Executive Officer of the Company for the provision of rent and storage service for the Company. This amount will be paid to the related company on a monthly basis for the monthly service of rent and storage and this service will last until December 31 2017, the expiry date of the license agreement between the Company and the related company.

7. RELATED PARTY TRANSACTIONS

	Three months ended April 30, 2017	From August 4, 2016 to January 31, 2017
Purchase of inventory:
- Related Party A	$ 56,000	$35,000

Rent and Storage:
- Related Party B	$ 15,484	$15,484

Incorporation fee:
- Related Party C	$ -	$2,800

The Chief Executive Officer (CEO) of related party A and B is the CEO and the director of the Company.

Directors of related party C are the investment managers of Greenpro Asia Strategic SPC-Greenpro Asia Strategic SP.

8. INCOME TAXES

For the three months ended April 30, 2017 and from the date of inception August 4, 2016 to period ended January 31, 2017, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	Three months ended April 30, 2017	From August 4, 2016 to January 31, 2017

Tax jurisdictions from:
- Local	$ (2,762)	$(8,813)
- Foreign, representing
Seychelles	-	-
Hong Kong	(27,121)	(23,270)
Loss before income tax	$ (29,883)	$(32,083)

The provision for income taxes consisted of the following:

	Three months ended April 30, 2017	From August 4, 2016 to January 31, 2017
Current:
- Local	$ -	$-
- Foreign	-	-
Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$ -	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of April 30, 2017, the operations in the United States of America incurred $11,575 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2037, if unutilized. The Company has provided for a full valuation allowance of $4,052 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, AFC ANS Baby Holdings Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles. A company is subject to Seychelles income tax if it does business in Seychelles. A company that incorporated in Seychelles, but does not do business in Seychelles, is not subject to income tax there. AFC ANS Baby Holdings Limited did not do business in Seychelles from inception to April 30, 2017, and it does not intend to do business in Seychelles in the future.

Hong Kong

Australian Formulated Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income. For the three months ended April 30, 2017, Australian Formulated Limited suffered from an operating loss of $27,121 for income tax purposes which can be carried forward to offset future taxable income at no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of $8,315 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

- F16-

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of April 30, 2017 and January 31, 2017:

	As of April 30, 2017	As of January 31, 2017
	(unaudited)	(audited)
Deferred tax assets:
Net operating loss carryforwards
-United States of America	$ 4,052	$3,085
-Hong Kong	8,315	3,840
	12,367	6,925
Less: valuation allowance	(12,367)	(6,925)
Deferred tax assets	$ -	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $12,367 as of April 30, 2017. During the three months ended April 30, 2017, the valuation allowance increased by $5,442, primarily relating to net operating loss carryforwards from the various tax regime.

9. CONVERTIBLE NOTES

For the three months ended April 30, 2017, the Company received a total of $50,000 convertible promissory notes from accredited investors’ in Hong Kong, Malaysia and Australia. The conversion price of the convertible notes is $0.10 per share. In additional, the Company received a total of $10,000 of convertible promissory notes from an accredited investor who resides in Hong Kong. The conversion price of the convertible notes is $0.20 per share. The Convertible Notes bear no interest with a maturity of two years.

10. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the three months ended April 30, 2017, there were three customers who accounted for 10% or more of the Company’s revenues, the customer who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end are presented as follows:

	Three months ended April 30, 2017
	Revenue	Percentage of Revenue	Accounts receivable
Customer B	511	20%	$-
Customer C	325	12%	$ 325
Customer E	539	21%	$539
	$1,375	53%	$864

From August 4, 2016 to January 31, 2017, there were four customers who accounted for 10% or more of the Company’s revenues, the customer who accounted for 10% or more of the Company’s revenues and its outstanding receivable balance at period-end are presented as follows:

From August 4, 2016 to January 31, 2017
	Revenue	Percentage of Revenue	Accounts receivable
Customer A	$170	11%	$-
Customer B	255	17%	-
Customer C	170	11%	$-
Customer D	217	15%	-
	$812	54%	$-

(b) Major vendors

For the three months ended April 30, 2017, there was one vendor who accounted for 100% of the Company’s cost of revenues with no accounts payable balance at period-end.

From August 4, 2016 to January 31, 2017, there was one vendor who accounted for 100% of the Company’s cost of revenues with no accounts payable balance at period-end.

11. COMMITMENTS AND CONTINGENCIES

On November 2, 2016, The Company was granted a license from a related company in Hong Kong to use the office room, facilities and storage and delivery services for the operations of the Company. The license agreement will expire on December 2017, with an aggregate fixed monthly rent and storage of $5,161.

For the three months ended April 30, 2017 and from August 4, 2016 to January 31, 2017, the total rent and storage was $15,484 respectively.

As at April 30, 2017, the Company has the aggregate minimal rental and storage payments due in the next one year as follow.

Year ending April 30,
2018	$41,288

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after April 30, 2017 up through the date the Company issued the consolidated financial statements with this Amendment No. 3 to Form S-1.

In May, 2017, the Company received a total of $10,000 of a convertible promissory note from an accredited investor in Hong Kong.

In June 2017, the Company received a total of $280,645 of convertible promissory notes from accredited investors in Hong Kong.

The conversion price of the above convertible notes is $0.20 per share. The Convertible notes bear no interest with a maturity of two years.

 -F17-

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$593.18
Auditor Fees and Expenses	$4,500.00
Consulting Fees and Related Expenses	$15,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$21,593.18

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 4, 2016, Mr. Lashan purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company as working capital.

On November 7, 2016, Thomas Lashan and Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP purchased 50,900,000 and 9,000,000 shares of restricted common stock respectively, each with a par value of $.0001 per share, from the Company. The $5,990 in proceeds went directly to the Company as working capital.

On December 30, 2016, the Company sold shares to one shareholder who resides in Australia. The shareholder’s name is Darren Flannery. A total of 1,000,000 shares of restricted common stock were sold at a price of $0.10 per share to Mr. Flannery. The total proceeds $100,000 will be used as working capital.

On January 16, 2017, the Company acquired 100% equity interest of AFC ANS Baby Holdings Limited, a company incorporated on January 6, 2017 under the laws of Seychelles. Consideration regarding this acquisition was in the form of cash in the amount of $1.00. AFC ANS Baby Holdings Limited is an investment holding company with 100% equity interest in Australian Formulated Limited, a company primarily concerned with retailing baby formula and incorporated in Hong Kong. Subsequent to the acquisition, both AFC ANS Baby Holdings Limited and Australian Formulated Limited became wholly owned subsidiaries of the Company.

On January 19, 2017, the Company sold shares to Joyteam Group Limited, a BVI Company. A total of 30,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $3,000. The proceeds will be used as working capital.

For the three months ended April 30, 2017, the Company issued several convertible promissory notes (collectively the "Convertible Notes") to 4 accredited investors in an aggregated principal amount of $60,000. The Convertible Notes bear no interest with a maturity of two years, due in 2019. The principal is payable in a lump sum at maturity. The conversion price of three notes is $0.10 per share, while the conversion price of remaining note is $0.20 per share. The notes are convertible into shares of the Company’s common stock either 1) at the option of the holders, or 2) upon a Qualified Financing of the Company. The details are summarized as follows:

	Agreement Date	Maturity Date	Number of investors	Principal Amount	Conversion price
	March 27, 2017	March 27, 2019	3	$50,000	$0.10
	April 3, 2017	April 3, 2019	1	$10,000	$0.20
Total	-	-	4	$60,000	-

In the event that the Company issues and sells shares of its Equity Securities to investors (the “Investors”) on or before the date of the prepayment in full of this Convertible Notes in an equity financing resulting in gross proceeds to the Company of at least $800,000 (including the conversion of the Convertible Notes and other debt) (a “Qualified Financing”), then the unpaid principal balance of this Convertible Notes shall automatically convert in whole without any further action by the Holder into such Equity Securities.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock and convertible notes since the sales of the stock and convertible notes were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on August 4, 2016 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Weld Asia Associates” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kowloon, Hong Kong on July 12, 2017.

Australian Formulated Corporation

By: /s/ Thomas Lashan
Name: Thomas Lashan
Title: CEO, President, Secretary, Treasurer, Director Date: July 12, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Thomas Lashan  Signature: /s/ Thomas Lashan  Title: CEO, President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer) Date: July 12, 2017

Name: Vasilios Lykouras Signature: /s/ Vasilios Lykouras  Title: Director  Date: July 12, 2017